                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


[X]      Filed by the Registrant
[_]      Filed by a Party other than the Registrant

         Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-12

Wells Fargo & Company

---------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         -----------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------
     5)  Total fee paid:
                        --------------------------------------------------------
[_]      Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
                                    --------------------------------------------
         2)  Form Schedule or Registration Statement No.:
                                                         -----------------------
         3)  Filing Party:
                          ------------------------------------------------------
         4)  Date Filed:
                        --------------------------------------------------------

                        [LOGO OF WELLS FARGO & COMPANY]

                                March 21, 2000

Dear Stockholder:

   The annual meeting of stockholders will be held on Tuesday, April 25, 2000, at 9:30 a.m., Pacific daylight time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California.

   At the annual meeting, you will be asked to elect directors, to ratify the appointment of independent auditors for the year 2000, and to vote on a stockholder proposal to adopt cumulative voting in the election of directors.

   For reasons explained in the accompanying proxy statement, the Board of Directors recommends that you vote FOR the first two proposals and AGAINST the proposal relating to cumulative voting.

   We hope that you will be able to attend the meeting. In any case, to make sure that your vote is received, please complete, sign, and return your proxy card in the enclosed envelope. Thank you for your interest in the Company.

                                          Sincerely,

                                          /s/ Richard M. Kovacevich

                                          Richard M. Kovacevich
                                            President and
                                       Chief Executive Officer


                       ---------------------------------

     Please sign  and  date the  enclosed  proxy card  and  return it
        promptly  in  the   accompanying  envelope  regardless  of
            whether you  plan to  attend the  meeting. You  may
               later  decide  to  vote  in  person  at  the
                  meeting, or you  may revoke your proxy
                      for any  other  reason  at  any
                         time before it is voted.

                       ---------------------------------


                  [LOGO OF WELLS FARGO & COMPANY STAGECOACH]

                        [LOGO OF WELLS FARGO & COMPANY]

                   Notice of Annual Meeting of Stockholders
                                April 25, 2000

To the Holders of
Common Stock of Wells Fargo & Company:

   The annual meeting of stockholders of Wells Fargo & Company (the "Company") will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 25, 2000, at 9:30 a.m., Pacific daylight time. The purpose of the meeting is to:

  1. Elect directors.

  2. Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the books of the Company and its subsidiaries for the year ending December 31, 2000.

  3. Vote on a stockholder proposal requesting the Board of Directors to provide for cumulative voting for directors.

  4. Act on any other matters that may properly come before the meeting.

   The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Item 2, and AGAINST Item 3.

   Only holders of common stock at the close of business on March 7, 2000, may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the General Counsel of the Company, 633 Folsom Street, San Francisco, California.

                                          By Order of the Board of Directors,

                                          /s/ Laurel A. Holschuh

                                          Laurel A. Holschuh
                                            Secretary


March 21, 2000

                               Table of Contents

                          Page No.
                          --------
About the Annual
 Meeting................      1
Stock Ownership.........      4
Election of Directors
 (Item 1)...............      6
Executive Compensation
 (How the Company Pays
 Its Executive
 Officers)..............     15
Stock Performance.......     20
Compensation Tables and
 Information............     21
Other Information About
 Directors and Executive
 Officers...............     31
Appointment of
 Independent Auditors
 (Item 2)...............     35
Stockholder Proposal
 Relating to Cumulative
 Voting (Item 3)........     35
Additional Information..     37

                             420 Montgomery Street
                        San Francisco, California 94104

                         -----------------------------

                                Proxy Statement

                         -----------------------------

   The Board of Directors of Wells Fargo & Company is soliciting proxies from its stockholders to be used at the annual meeting on Tuesday, April 25, 2000. This proxy statement contains information related to the annual meeting.

   In November 1998, Norwest Corporation changed its name to "Wells Fargo & Company" upon the merger (the "Merger") of the former Wells Fargo & Company (the "former Wells Fargo") into a wholly owned subsidiary of Norwest Corporation. Norwest Corporation as it existed prior to the Merger is referred to as the "former Norwest." As used in this proxy statement, the "Company" refers to the corporation named Norwest Corporation before the Merger and now named Wells Fargo & Company.

   This proxy statement and the accompanying proxy card were mailed to stockholders of the Company beginning on or about March 21, 2000.

                           ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

   At the annual meeting, stockholders will be asked to elect directors, to ratify the appointment of independent auditors for the year 2000, and to vote on a stockholder proposal recommending that the Company adopt cumulative voting in the election of directors.

Will stockholders be asked to vote on any other matters?

   As far as the Company's Board of Directors and management know, stockholders at the meeting will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Who is entitled to vote at the annual meeting?

   Only stockholders of record at the close of business on March 7, 2000 may vote at the meeting. On March 7, 2000, the record date for the meeting, there were 1,623,809,701 shares of common stock outstanding. Each outstanding share is entitled to one vote.

What are the Board's recommendations on how to vote my shares?

   The Board recommends that stockholders vote:

   .  FOR the election of directors named in this proxy statement (Item 1).

  . FOR the ratification of the appointment of KPMG LLP as independent auditors for the year 2000 (Item 2).

   .  AGAINST the stockholder proposal relating to cumulative voting (Item 3).

How do I vote? Can I vote by telephone or electronically?

   You may vote your shares of common stock in person at the annual meeting or by proxy by returning your signed proxy card. If your shares of common stock are voted by proxy, the shares will be voted as you instruct. If you do not give any voting instructions on your proxy card, your shares will be voted by the persons named in the proxy card by following the Board's recommendations given above.

   You may also vote your shares by proxy by telephone or electronically through the Internet. The deadline for voting by telephone or electronically is 12 noon, Central daylight time on April 24, 2000.

Can I change my vote after I return my proxy card?

   You may revoke your signed proxy card at any time before it is voted-- either by signing and returning a proxy card with a later date or by attending the annual meeting in person and voting your shares by ballot at the meeting. If you have voted your shares by telephone or electronically, you may revoke your prior telephone or electronic vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or electronic vote.

How do I vote my shares held in the Company's 401(k) Plan or the Stock Direct Purchase Plan for employees?

   Whether you participate in the Company's 401(k) Plan or its Stock Direct Purchase Plan (the "SDP Plan") or both plans, you will have received, with a copy of this proxy statement, a single instruction and proxy card which reflects all shares you may vote under each of these plans. Under the terms of the Company's 401(k) Plan, all shares held by the 401(k) Plan are voted by Norwest Bank Minnesota, N.A. as Trustee (the "Trustee"), but you have the right to instruct the Trustee to vote any shares of the Company's common stock allocable to your 401(k) Plan account as of March 7, 2000, the record date for the annual meeting. Under the SDP Plan, you may vote all your shares directly. You may instruct the Trustee how to vote your 401(k) Plan shares and/or vote your SDP Plan shares (as applicable) by marking and returning the instruction and proxy card, by telephone, or electronically by using the Internet following the instructions on the card. The deadline for giving your voting instructions to the Trustee and for voting your SDP Plan shares, whether by returning your card, by telephone, or electronically, is 12 noon, Central daylight time on April 20, 2000. With respect to your 401(k) Plan shares only, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

Who pays the cost for soliciting proxies?

   The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation for a fee of $15,000 plus out-of-pocket expenses. Proxies may also be solicited by employees and directors of the Company by mail, telephone, fax, e-mail, or in person.

What vote is required to approve each item?

    . To Elect Directors:       Under Delaware law, directors are elected by a
                                plurality of the shares voted, so the 18
                                nominees receiving the greatest number of votes
                                will be elected.
    . To Approve Other Matters: Delaware law requires the affirmative vote of a majority of the shares represented at the
                                meeting to approve the appointment of
                                independent auditors (Item 2) and the
                                stockholder proposal relating to cumulative
                                voting (Item 3).

How is the vote counted?

   A quorum consisting of the holders of a majority of the outstanding shares of common stock on the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. Shares present in person at the meeting that are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will be counted in determining whether a quorum is present, but will not count toward a nominee's plurality. Shares properly voted as "ABSTAIN" on a particular matter are considered as shares present at the meeting for quorum purposes but are treated as having voted against the matter.

   If a stockholder holds shares through a broker, stock exchange rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") unless the beneficial owner has given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for determining the quorum but not as having voted. Under New York Stock Exchange rules, a member broker may not vote in its discretion on Item 3, the stockholder proposal being presented at the annual meeting.

Is my vote confidential?

   It is the Company's policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders' meeting except
(i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure. Inspectors of election and those who count stockholder votes may not be employees of the Company but may be employees of an affiliated bank who have been instructed to comply with this policy.

                                STOCK OWNERSHIP

Does any stockholder own more than 5% of the Company's common stock?

   The Company does not know of any person or group that beneficially owned more than 5% of its common stock on December 31, 1999. A person is the beneficial owner of securities, as defined by the Securities and Exchange Commission, if he or she has or shares voting or investment power for such securities or has the right to obtain beneficial ownership within 60 days after such date.

How much stock do the Company's directors and executive officers own?

   The table below shows for current directors, executive officers named in the Summary Compensation Table on page 21 of this proxy statement, and all directors and executive officers as a group, the shares of common stock beneficially owned as of February 29, 2000 unless otherwise indicated, and phantom common shares credited to plan accounts as of January 1, 2000.

                                       Amount and Nature of Ownership(1)
                          ------------------------------------------------------------
                                (a)                (b)              (c)         (d)
                                           Options Exercisable
                          Shares of Common  within 60 Days of    Phantom
          Name             Stock(2)(3)(4)        2/29/00       Shares(5)(6)   Total
------------------------  ---------------- ------------------- ------------ ----------
Les Biller                     478,231          1,124,666        213,981     1,816,878
J.A. Blanchard III               2,148              1,858          9,019        13,025
Michael R. Bowlin                1,067             21,018            760        22,845
Edward M. Carson               139,547             16,858             --       156,405
David A. Christensen            21,164              1,858         67,302        90,324
William S. Davila               52,947             14,048         18,053        85,048
Terri A. Dial                  135,289            765,017            371       900,677
Susan E. Engel                   1,000              1,858          3,462         6,320
Paul Hazen                   1,296,605          2,145,860            738     3,443,203
William A. Hodder               22,314              1,858         60,956        85,128
David A. Hoyt                   72,639            513,964            371       586,974
Rodney L. Jacobs               279,064            714,067            482       993,613
Robert L. Joss                 215,390              1,093             --       216,483
Reatha Clark King               16,878              1,858         10,945        29,681
Richard M. Kovacevich        1,400,932          1,898,283        106,816     3,406,031
Richard D. McCormick            23,540              1,858         23,724        49,122
Cynthia H. Milligan              5,810              1,858          8,024        15,692
Benjamin F. Montoya                863              1,858         12,038        14,759
Philip J. Quigley               17,487             36,198         10,295        63,980
Donald B. Rice                  73,357             16,858          8,316        98,531
Ian M. Rolland                  12,474              1,858         17,968        32,300
Judith M. Runstad                2,937              6,478             --         9,415
Susan G. Swenson                 2,157             23,538          4,878        30,573
Daniel M. Tellep                 7,574             21,928          5,603        35,105
Chang-Lin Tien                   1,907             45,938         37,448        85,293
Michael W. Wright                8,188              1,858         29,526        39,572
John A. Young                    4,310             68,348          8,939        81,597
All directors and
 executive officers as a
 group (40 individuals)      5,884,628         10,614,300        945,213    17,444,141

--------
(1) Each individual and all directors and executive officers as a group own less than 1% of the Company's outstanding shares of common stock. Except as may otherwise be stated in the footnotes below, each director and executive officer has sole voting and investment power for all shares of common stock shown opposite his or her name.
(2) Includes shares of restricted stock held by the following executive officers: Les Biller, 14,000 shares; Richard M. Kovacevich, 120,134 shares.
(3) Amounts include shares of common stock allocated to the accounts of executive officers and two directors under the Wells Fargo & Company 401(k) Plan as of January 1, 2000.

(4) Share amounts for the following directors and executive officers and for all directors and executive officers as a group include certain shares over which they may have shared voting and investment power: Les Biller, 132,682 shares held by his spouse and 34,465 shares held in a trust of which he is a beneficiary; Michael R. Bowlin, 1,067 shares held in a trust for which he is co-trustee; Edward M. Carson, 130,000 shares held in a trust for which he is co-trustee; William S. Davila, 51,790 shares held in a trust for which he is co-trustee; Rodney L. Jacobs, 221,330 shares held in a trust for which he is co-trustee; Reatha Clark King, 1,285 shares held jointly with her spouse; Richard M. Kovacevich, 930 shares held by his spouse and 3,176 shares held in trusts for his children for which he is co-trustee; Philip J. Quigley, 17,487 shares held in a trust for which he is co-trustee; Donald B. Rice, 39,000 shares held in a Keogh plan and 1,520 shares held by his spouse; Judith M. Runstad, 2,000 shares held by her spouse; Daniel M. Tellep, 7,574 shares held in a trust for which he is co-trustee; John A. Young, 4,310 shares held in a trust for which he is co-trustee; for all directors and executive officers as a group 390,825 shares held by members of their immediate families and 687,140 shares held in trust.
(5) Amounts include phantom shares credited to the accounts of executive officers as of January 1, 2000, pursuant to deferrals made under the terms of various compensation and deferral plans maintained by the Company.
(6) Amounts include phantom shares credited to the accounts of directors as of January 1, 2000, pursuant to deferrals made under the terms of various compensation and deferral plans for the directors described below under the heading "Director Compensation."

                         ITEM 1--ELECTION OF DIRECTORS

Directors Standing for Election.

   The Board has set 18 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of the Company.

   Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have informed the Company that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

   Biographical information about each director appears below. Except for information about their stock ownership and certain loan and other transactions, no information is being given about directors Edward M. Carson, William S. Davila, William A. Hodder, Ian M. Rolland, Daniel M. Tellep, and John A. Young, all of whom are retiring as directors at the 2000 annual meeting.

[PHOTO]
                Leslie S. Biller Mr. Biller, 52, is vice chairman and chief operating officer of the Company. He served as president and chief operating officer of the former Norwest from February 1997 to November 1998 and as executive vice president and head of South Central Community Banking from 1990 until February 1997. Mr. Biller is also a director of Ecolab Inc., Minnesota Mutual Companies, Inc., and Minnesota Life Insurance Company. He became a director of the former Norwest in 1997.


[PHOTO] J. A. Blanchard III Mr. Blanchard, 57, has been president and chief executive officer of Deluxe Corporation in Shoreview, Minnesota, since May 1995, and chairman since May 1996. Deluxe Corporation supplies paper products and electronic payment, payment protection, and related services to the financial and retail industries. From January 1994 until May 1995, he served as executive vice president of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. Mr. Blanchard is also a director of Deluxe Corporation and ADC Telecommunications Inc. He became a director of the former Norwest in 1996.


[PHOTO] Michael R. Bowlin Mr. Bowlin, 57, has been chairman of the board of Atlantic Richfield Company ("ARCO"), an integrated petroleum products company in Los Angeles, California, since 1995. He has also been chief executive officer of ARCO since 1994 and president and chief operating officer since June 1993. Mr. Bowlin is also a director of ARCO. He became a director of the former Wells Fargo in 1996.


[PHOTO] David A. Christensen Mr. Christensen, 64, has been president and chief executive officer of Raven Industries, Inc., a diversified manufacturer of plastics, electronics, and special-fabric products in Sioux Falls, South Dakota, since 1971. He also serves as a director of Beta Raven, Inc., Medcomp Software, Inc., Northern States Power Company, and Raven Industries, Inc. Mr. Christensen became a director of the former Norwest in 1977.

[PHOTO] Susan E. Engel Ms. Engel, 53, became chairwoman, president and chief executive officer of Department 56, Inc., a designer and marketer of collectibles and specialty giftware in Eden Prairie, Minnesota, in November 1996. She had been president and chief operating officer of the company from September 1994 until November 1996. Ms. Engel also serves as a director of Coty Inc., Department 56, Inc., K2 Inc., and SUPERVALU INC. She became a director of the former Norwest in 1998.


[PHOTO]
                Paul Hazen Mr. Hazen, 58, served as chairman of the board and chief executive officer of the former Wells Fargo from 1995 to November 1998, when he was named chairman of the Company following the Merger. Effective January 1, 2000, he became chairman of the Board of Directors. He served as president of the former Wells Fargo from 1984 to 1995, and again from July 1997 to May 1998. He is a director of Phelps Dodge Corporation, Vodafone AirTouch, plc, E.piphany, Inc., Shanghai Commercial Bank Limited, and Safeway, Inc. Mr. Hazen became a director of the former Wells Fargo in 1984.



[PHOTO]
                Robert L. Joss Mr. Joss, 58, became dean of the Graduate School of Business at Stanford University in September 1999. From 1993 to 1999, he served as chief executive officer and managing director of Westpac Banking Corporation, Australia's second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including vice chairman from 1986 to 1993. He is also a director of BEA Systems, Inc. and E.piphany, Inc. Mr. Joss became a director of the Company in October 1999.




[PHOTO]
                Reatha Clark King Dr. King, 61, has been president and executive director of the General Mills Foundation, a charitable foundation in Minneapolis, Minnesota, since 1988. She also serves as a vice president of General Mills, Inc., with responsibility for its citizenship programs. She is a director of Exxon Mobil Corporation, H.B. Fuller Company, and Minnesota Mutual Companies, Inc. Dr. King became a director of the former Norwest in 1986.


[PHOTO] Richard M. Kovacevich Mr. Kovacevich, 56, was chief executive officer of the former Norwest from January 1993 to November 1998. During this time he also served as president through January 1997 and as chairman from May 1995 to November 1998. He was named president and chief executive officer of the Company in November 1998 following the Merger. Mr. Kovacevich also serves as a director of Cargill, Incorporated and Target Corporation. Mr. Kovacevich became a director of the former Norwest in 1986.

[PHOTO] Richard D. McCormick Mr. McCormick, 59, served as chairman of the board of U S WEST, Inc., a telecommunications and data networking company in Denver, Colorado, from June 1998 until his retirement in 1999. From May 1992 to June 1998, he had been chairman, president, and chief executive officer of U S WEST, Inc. Mr. McCormick also serves as a director of Concept Five Technologies, United Airlines Corporation, and United Technologies Corporation. He became a director of the former Norwest in 1983.



[PHOTO] Cynthia H. Milligan Ms. Milligan, 53, became dean of the College of Business Administration at the University of Nebraska-Lincoln in June 1998. From 1991 to 1998, she was president and chief executive officer of Cynthia Milligan & Associates in Lincoln, Nebraska, a consulting firm to financial institutions. Ms. Milligan also serves as a director of Gallup, Inc. and Calvert Funds and as a trustee of the W.
                K. Kellogg Foundation. She became a director of the former Norwest in 1992.



[PHOTO]
                Benjamin F. Montoya Mr. Montoya, 64, served as president and chief executive officer of Public Service Company of New Mexico, a public utility in Albuquerque, New Mexico, from 1993 until March 2000, and continues as chief executive officer. He has also served as chairman of the board since June 1999. He is also a director of Brown and Caldwell, The Environmental Company, Furrs Corp., and Public Service Company of New Mexico. Mr. Montoya became a director of the former Norwest in 1996.



[PHOTO] Philip J. Quigley Mr. Quigley, 57, had been chairman, president, and chief executive officer since 1994 of Pacific Telesis Group, a telecommunications holding company, until his retirement in December 1997. He also serves as a director of SRI International and as an advisory director of Thomas Weisel Partners LLC. Mr. Quigley became a director of the former Wells Fargo in 1994.


[PHOTO]
                Donald B. Rice Mr. Rice, 60, has been president, chief executive officer, and a director of UroGenesys, Inc., a biotechnology research and development company in Santa Monica, California, since 1996. He was president, chief operating officer, and a director of Teledyne, Inc. from 1993 to 1996. He is also a director and serves as chairman of the board of Scios, Inc., and as a director of Vulcan Materials Company and Unocal Corporation. Mr. Rice served as a director of the former Wells Fargo from 1980 to 1989, and rejoined the board of the former Wells Fargo in 1993.



[PHOTO]

                Judith M. Runstad Ms. Runstad, 55, is of counsel to Foster Pepper & Shefelman PLLC, a law firm in Seattle, Washington, and was a partner of the firm from 1979 to 1998. She specializes in real estate development, land use and environmental law. She is also a director of SAFECO Corporation and Potlatch Corporation. Ms. Runstad became a director of the former Wells Fargo in May 1998.

[PHOTO]
                Susan G. Swenson Ms. Swenson, 51, became president of Leap Wireless International, and chief executive officer of Cricket Communications, Inc., both wireless communications carriers in San Diego, California, in July 1999. From 1994 to 1999, she was president and chief executive officer of Cellular One, a cellular telecommunications company in South San Francisco, California. She is also a director of General Magic, Inc., Palm, Inc., and Working Assets Funding Service. Ms. Swenson became a director of the former Wells Fargo in 1994.


[PHOTO]
                Chang-Lin Tien Mr. Tien, 64, holds the University Professor Statewide Chair and the NEC Distinguished Professor of Engineering Chair at the University of California, Berkeley, where he was chancellor from 1990 to 1997. He is also a director of Chevron Corporation and Shanghai Commercial Bank Limited. Mr. Tien became a director of the former Wells Fargo in 1990.




[PHOTO]
                Michael W. Wright Mr. Wright, 61, has been chairman, president, and chief executive officer of SUPERVALU INC., a food distributor and retailer headquartered in Minneapolis, Minnesota, since 1982. He also serves as a director of Cargill, Incorporated, Honeywell International, S. C. Johnson & Son, Inc., Musicland Stores Corporation, and SUPERVALU INC. Mr. Wright became a director of the former Norwest in 1991.

Meetings of the Board

   The Board of Directors held six regular meetings during 1999. The Board has established committees, including committees with audit, compensation, and nominating responsibilities, that also met during 1999. Director attendance at these meetings averaged 96% during 1999. Each director attended 75% or more of the total number of Board and committee meetings on which he or she served.

Committees of the Board

   Audit and Examination Committee

   Members:              Philip J. Quigley (Chair)    Cynthia H. Milligan
                         J. A. Blanchard III          Benjamin F. Montoya
                         David A. Christensen         Judith M. Runstad
                         William S. Davila            Susan G. Swenson
                         Reatha Clark King            Chang-Lin Tien

   Purpose: Recommends independent auditors for the Company to the Board of Directors.


                         Reviews the scope and results of the audit engagement with the independent auditors; the scope, frequency, and results of internal audits and examinations; the adequacy of internal accounting controls; bonding and insurance coverage; and examination reports.

   Number of
   Meetings in 1999:     Five

   Board Affairs Committee

   Members:              Donald B. Rice (Chair)       William A. Hodder
                         J. A. Blanchard III          Philip J. Quigley
                         Edward M. Carson             Michael W. Wright
                         David A. Christensen         John A. Young

   Purpose: Provides advice and assistance relating to corporate governance, the organization and function of the Board and its committees, selection of members for the Board and appointments to its committees, and director compensation.

                         Reviews and makes recommendations on matters relating to the effectiveness of the Board, including the Board meeting schedule, its agenda, and information provided to the Board.

                         The Committee Chair also determines the agenda for, and presides at executive sessions of the Board at which management directors are not present other than sessions involving executive compensation, at which the Chair of the Human Resources Committee presides.

                         As part of its nominating responsibilities, the Board Affairs Committee will consider qualified nominees recommended by a stockholder if the recommendation is made in writing to the Secretary of the Company no later than the December 31 before the annual meeting. Any recommendation must include sufficient information to enable the Committee to evaluate the qualifications of the proposed nominee.

   Number of
   Meetings in 1999:     Three

   Credit Committee

   Members:              David A. Christensen (Chair) Philip J. Quigley
                         J.A. Blanchard III           Susan G. Swenson
                         Edward M. Carson             Daniel M. Tellep
                         Susan E. Engel               Michael W. Wright
                         Robert L. Joss               John A. Young
                         Reatha Clark King

   Purpose: Reviews credit policies and examination reports, trends in domestic and international loans outstanding, and the adequacy of the allowance for credit losses.

   Number of
   Meetings in 1999:     Three

   Finance Committee

   Members:              Richard D. McCormick (Chair) Benjamin F. Montoya
                         Michael R. Bowlin            Ian M. Rolland
                         William S. Davila            Judith M. Runstad
                         Susan E. Engel               Daniel M. Tellep
                         Cynthia H. Milligan          Chang-Lin Tien

   Purpose: Reviews and reports to the Board on strategies for achieving financial objectives, financial performance, proposed debt and equity issues, dividends, various funding requirements, and certain capital expenditures.

                         Reviews policies and procedures and status of financial risk management programs regarding investment portfolio composition, interest sensitivity and liquidity, capital funding and debt structure, and derivatives usage.

   Number of
   Meetings in 1999:
                         Three

   Human Resources Committee

   Members:              Michael W. Wright (Chair)    Donald B. Rice
                         Michael R. Bowlin            Ian M. Rolland
                         William A. Hodder            Daniel M. Tellep
                         Robert L. Joss               John A. Young
                         Richard D. McCormick

   Purpose:
                         Approves compensation arrangements for senior management, other than those administered by the
                         Section 162(m) Committee.

                         Recommends adoption of benefit and compensation plans to the Board and approves plan awards to senior management.

                         Monitors and evaluates management succession plans.

                         The Committee Chair also coordinates the evaluation of the Chief Executive Officer and presides at executive sessions of the Board at which this evaluation is discussed.

   Number of
   Meetings in 1999:     Three

   Section 162(m) Committee

   Members:              Michael W. Wright (Chair)    Donald B. Rice
                         Michael R. Bowlin            Ian M. Rolland
                         William A. Hodder            Daniel M. Tellep
                         Richard D. McCormick         John A. Young

   Purpose:
                         Created in November 1999 to administer the Company's Performance-Based Compensation Policy (the "Policy").

                         Establishes performance goals at the beginning of each fiscal year and awards incentive compensation under the Policy for executive officers who achieve these goals.

                         Also determines stock-based compensation awards to executive officers under the Company's Long-Term Incentive Compensation Plan.

                         Members of this Committee are all members of the Human Resources Committee who qualify as outside directors under Section 162(m) of the Internal Revenue Code and related Internal Revenue Service ("IRS") regulations. Robert L. Joss, who is a member of the Human Resources Committee, is not a member of the Section 162(m) Committee because he was an officer of the former Wells Fargo during a period that ended in 1993, and thus not a qualified outside director under IRS rules.

   Number of
   Meetings in 1999:
                         None

Director Compensation

   Annual Compensation. Half of the annual retainer for non-employee directors is paid in common stock under the 1999 Directors Formula Stock Award Plan discussed below under "Directors Formula Plan." Within five years after joining the Board, directors are expected to own Company common stock having a value equal to five times the cash portion of the annual retainer. Each non-employee director who served on the Board of the Company during 1999 received a cash retainer at an annual rate of $32,000 plus $1,500 for each Board or committee meeting attended. The Chairs of the Audit and Examination, Board Affairs, Credit, Finance, and Human Resources Committees were paid an additional fee of $5,000. Effective April 1, 2000, this fee was increased to $10,000.

   Directors Formula Plan. Under the 1999 Directors Formula Stock Award Plan, a non-employee director who has served on the Board for at least the month of April in any year and is re-elected as a director at the annual meeting of stockholders held that year or who is elected to the Board before September 30 in that year will receive as of the date of his or her election an award of shares of Company common stock worth $32,000. Non-employee directors who are elected to the Board at other times and who attend at least one meeting receive an award of $16,000 worth of Company stock. For their service on the Board for 1999, all current non-employee directors received 750 shares of common stock under this plan as of April 27, 1999, except for Robert L. Joss, who joined the Board on October 1, 1999. He will receive common stock with a value of $16,000 as of April 25, 2000.

   Directors Stock Option Plan. Under the 1999 Directors Stock Option Plan, each non-employee director elected or re-elected at the annual meeting of stockholders receives an option having a Black-Scholes value of $25,000 to purchase Company common stock at an option exercise price equal to the market value of the common stock as of the date of the meeting. Non-employee directors joining the Board at other times receive stock options with a prorated value. The options become exercisable six months after grant and remain exercisable for ten years. Directors who exercise an option under the plan by delivering shares of previously owned common stock or shares purchased in the market are granted a reload option. A reload option allows the director to purchase the same number of whole shares of common stock, at their fair market value on the date the original option was exercised, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. Under this plan, all current non-employee directors received options to purchase 1,858 shares of common stock at $42.6875 per share as of April 27, 1999, except for Robert L. Joss, who received an option to purchase 1,093 shares at $39.625 per share as of October 1, 1999.

   Directors' Retirement Plans. All non-employee directors' credited service under the former Norwest directors' retirement plan and the former Wells Fargo directors' retirement plan was frozen as of November 2, 1998. As of July 1, 1999, current directors who participated in either plan elected to convert the accrued value of their benefit under the plans (up to ten years of actual service multiplied by the current annual cash retainer) into phantom shares of Company common stock under the deferral plan described below, except for Edward M. Carson, who will receive payments at the rate of $32,000 per year for 10 years upon his retirement from the Board.

   Deferral Plan. Non-employee directors may defer all or part of their annual retainer, meeting fees, formula stock awards, accrued benefits under the directors' retirement plans described above, and gains from the exercise of stock options using previously owned stock. The annual retainer and meeting fees may be deferred into either an interest-bearing account or phantom shares of Company common stock with dividends reinvested. All other deferrals may be made only into phantom shares of Company common stock with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested, either in a lump sum or in installments, at the election of the director.

   Consulting Agreement and Other Transactions with Certain Directors. The Company has a consulting agreement with Chang-Lin Tien for a yearly fee of $200,000. Under the agreement, Mr. Tien agrees to advise the Company on its international marketing strategies and to serve on the board of directors of Shanghai Commercial Bank Limited in which the Company has a 20% interest. The agreement is terminable at any time by either party.

   Edward M. Carson, who is a director of the Company, is a retired chairman of the board of First Interstate Bancorp, a predecessor of the former Wells Fargo. At the time of his retirement, First Interstate agreed to provide
Mr. Carson with office space and secretarial services for his personal use and to reimburse him for the cost of two club memberships. The Company acquired these obligations as a result of the Merger. Benjamin F. Montoya, who is also a director of the Company, received $1,500 in 1999 for serving as a community (advisory) director of Wells Fargo Bank New Mexico, N.A.

                            EXECUTIVE COMPENSATION
                 (How the Company Pays Its Executive Officers)

Report of the Human Resources and Section 162(m) Committees on Executive Compensation

   This Report on Executive Compensation is furnished jointly by the Board's Human Resources Committee (the "HRC") and the Section 162(m) Committee (the "162(m) Committee") (collectively, the "Committees"). This report describes, using a question-and-answer format, the Committees' objectives and the procedures used to determine 1999 compensation for the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table.

What are the goals of the Company's compensation policies?

   The Company's compensation policies have two goals:

  . To help the Company compete with the largest banking institutions and other large corporations in the United States in attracting and retaining highly qualified individuals as executive officers.

  . To pay executive officers based on their contributions to the Company's performance.

What is the function of the Committees?

   The Committees jointly review competitive compensation data, including salary, bonus, and long-term incentives, from a comparison group of financial institutions for the purpose of establishing overall compensation for executive officers. The HRC sets annual base salaries for executive officers, including the Chief Executive Officer and the executive officers named in the Summary Compensation Table. Prior to November 1999, the HRC also administered the Company's "Performance-Based Compensation Policy" (the "Performance Policy" or "Policy"). In November 1999, the Board created the 162(m) Committee to administer the Performance Policy. The members of this Committee include all of the members of the HRC, except Robert L. Joss. Because Mr. Joss was an officer of the former Wells Fargo during a period that ended in 1993, he is not considered an "outside director" under Internal Revenue Code regulations.

   The 162(m) Committee now administers the Performance Policy, including establishing performance goals at the beginning of each year for executive officers covered by the Performance Policy, certifying achievement of the goals and determining the amount of annual incentive compensation payable to executive officers who have met their goals, subject to the maximum limit on incentive compensation under the Policy. The 162(m) Committee also determines long-term compensation awards for executive officers in the form of stock options and other stock-based awards under the Company's Long-Term Incentive Compensation Plan (the "LTICP").

   More detailed information on the Committees and their procedures for determining compensation for the Chief Executive Officer and the executive officers named in the Summary Compensation Table can be found below under "How does the Company pay its executive officers?"

What is the purpose of the Performance Policy?

   The Company adopted the Performance Policy to comply with Section 162(m) of the Internal Revenue Code with respect to incentive compensation. This law places limits on tax deductions for annual compensation expense in excess of $1,000,000 with respect to each of the executive officers named in the Company's proxy statement. These deduction limits do not apply if:

  .  The amount of the compensation is subject to a maximum;

  . The executive officer has met one or more pre-established business performance goals; and

  . The maximum compensation amount and the business criteria on which the performance goals are based have been approved by stockholders.

   The Performance Policy, which contains these business criteria and the maximum compensation amount, was originally approved by stockholders at the 1994 annual meeting, and was amended and reapproved by stockholders at the 1998 annual meeting.

How does the Company pay its executive officers?

   Compensation for the executive officers named in the Summary Compensation Table consists of annual compensation (base salary and an incentive compensation award under the Policy) and long-term compensation. The HRC sets base salary ranges for executive officers using available compensation data for the prior year from a comparison group of 15 banking organizations. The 162(m) Committee awards annual incentive compensation under the Policy and long-term compensation in the form of stock options under the Company's LTICP to the executive officers named in the Summary Compensation Table. The discussion below applies generally to the 1999 annual salary, incentive compensation, and long-term compensation for Mr. Kovacevich, as Chief Executive Officer of the Company. A more complete description of Mr. Kovacevich's 1999 compensation can be found below under the heading "How is the Chief Executive Officer's compensation determined?"

   Paul Hazen and Rodney L. Jacobs, two of the executive officers named in the Summary Compensation Table, terminated their employment as executive officers of the Company in January 2000. Mr. Hazen and Mr. Jacobs had each entered into an employment agreement with the Company. Mr. Hazen's and Mr. Jacobs' employment agreements provided for base salary and annual incentive compensation for 1999 and are discussed in detail on pages 28 through 30 of this proxy statement.

   Annual Compensation. To establish base salaries and determine final annual incentive compensation awards under the Policy, the Committees considered available competitive compensation data from a comparison group (the "Peer Group"), defined as the 15 largest publicly-traded bank holding companies based on total market capitalization as of June 30, 1999./1/ The Committees consider that these banking organizations, based on their size and prominence in the financial services market, compete directly with the Company for talented management. As a result, these companies set the competitive compensation levels the Company must consider in order to retain and attract talented management.

   Base Salaries. Mr. Kovacevich, as the Company's Chief Executive Officer, recommends the individual base salaries for all other executive officers. The HRC approves base salaries for these executive officers and sets Mr. Kovacevich's base salary. Under his employment agreement with the Company, Mr. Hazen's 1999 base salary was equal to that set by the HRC for the Chief Executive Officer. For other executive officers, salaries are reviewed each year and adjusted periodically, typically at intervals of 12 months or more. The HRC adjusts salaries after considering the relationship of the executive officer's current salary to the base salary range for the position and after its subjective evaluation of the executive officer's overall performance. Base salaries paid in 1999 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries of the Peer Group.
--------
/1/The bank holding companies included in the Peer Group in addition to the Company are: Bank of America Corporation, Bank of New York Company, Inc., Bank One Corporation, Chase Manhattan Corporation, Citigroup, Inc., Fifth Third Bancorp, Firstar Corporation, First Union Corporation, Fleet Boston Financial, J.P. Morgan & Company, Mellon Financial Corporation, National City Corporation, Sun Trust Banks, Inc., and U.S. Bancorp.

   Incentive Compensation. The Policy governs annual incentive compensation for each "covered executive officer." The Policy defines a "covered executive officer" as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or is among the four highest paid executive officers (other than the Chief Executive Officer) of the Company determined under Securities and Exchange Commission rules. Each person named in the Summary Compensation Table is a covered executive officer under the Policy. Terri A. Dial and David A. Hoyt had equivalent compensation and thus each of them was treated as a "covered executive officer."

   Under the Policy, payment of an incentive compensation award to a covered executive officer depends upon achievement of one or more performance goals. The 162(m) Committee establishes these goals in writing at the beginning of each year. The 162(m) Committee has the discretion under the Policy to reduce the incentive compensation award to a covered executive officer from the maximum award permitted by the Policy, even though the officer may have met the performance goals. In exercising this discretion, the 162(m) Committee reviews available competitive market data from the prior year and reasonable estimates of incentive compensation to be paid by the banking organizations in the Peer Group to their executive officers for the most recently completed year. To set the Chief Executive Officer's incentive compensation award, the 162(m) Committee also considers the quality of the Company's earnings based on the factors discussed below under the heading "How is the Chief Executive Officer's compensation determined?" For covered executive officers other than the Chief Executive Officer, the 162(m) Committee also reviews the Chief Executive Officer's recommendations.

   For 1999, the HRC, as the predecessor to the 162(m) Committee, established alternative performance goals for Mr. Kovacevich, as Chief Executive Officer, and for each other covered executive officer. These performance goals were based on the Company's "Earnings Per Share" and "Return on Realized Common Equity," as defined in the Policy.

   The maximum amount of an incentive compensation award payable under the Policy for any year to any covered executive officer who has met one or more of his or her pre-established performance goals may not be greater than eight-tenths of one percent (0.8%) of the Company's Net Income/2/ for the year. Based on the Company's 1999 Net Income of $3.747 billion, the maximum incentive compensation award payable under the Policy would have been $29,976,000 (0.8% of $3.747 billion).

   For 1999, each covered executive officer, including Mr. Kovacevich, met one or more of his or her performance goals. Based on the 162(m) Committee's certification that one or more performance goals established by the HRC had been met, its review of projected 1999 executive officer incentive compensation data from the Peer Group, and recommendations of the Chief Executive Officer, the 162(m) Committee awarded to each executive officer named in the Summary Compensation Table an incentive award under the Policy. Each incentive award consists of cash in the amount shown for 1999 in column
(d) of the Summary Compensation Table. No covered executive officer, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy. The 162(m) Committee exercised its negative discretion to establish
--------
/2/For purposes of the Policy, the term "Net Income" means the Company's net income as reported in the Company's consolidated financial statements for the applicable year adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company's financial statements.

Mr. Hazen's annual incentive compensation award for 1999 using the same factors it evaluated in connection with Mr. Kovacevich's annual incentive compensation award. These factors are discussed below under the heading "How is the Chief Executive Officer's compensation determined?"

   Long-Term Compensation. Long-term compensation is provided in the form of stock options granted each year under the LTICP. The purpose of long-term compensation is to increase management ownership of stock and to provide an incentive to executive officers to improve the long-term performance of the Company. Stock options granted by the 162(m) Committee to covered executive officers under the LTICP are considered performance-based compensation under
Section 162(m) of the Internal Revenue Code and are not subject to the Performance Policy. Each executive officer is assigned stock ownership goals to be met by specified dates. Executive officers achieve these goals primarily by exercising stock options and retaining a substantial portion of the stock acquired. Once the basic ownership level is met, the goal continues to increase each time an executive officer exercises a stock option or a restricted stock grant vests. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

   In determining original option grants each year, the 162(m) Committee considers the number of shares of common stock owned by the executive officer compared to the executive officer's ownership goal and the stock option grant practices of the Peer Group at the time of grant. If the executive officer does not meet his or her stock ownership goal, the number of stock options granted by the 162(m) Committee to the executive officer in the future will be less than banking organizations in the Peer Group would grant to their executive officers with comparable positions. The 162(m) Committee also encourages executive officers to achieve their stock ownership goals by including in original option grants a reload feature. If the optionee exercises the original option and pays for the option shares by delivering shares of previously owned common stock or shares purchased in the market, the optionee receives a reload option. Under a reload option, the optionee can purchase the same number of whole shares of stock, at their fair market value on the date the original option is exercised, as were used to pay the option exercise price and related taxes. Reload options are exercisable at any time during the remaining term of the original option. Reload options allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares delivered to exercise the original option. The 162(m) Committee believes that the reload feature encourages executive officers to acquire and retain the Company's stock.

   Information with respect to grants (including reload options) under the LTICP made in 1999 to the executive officers named in the Summary Compensation Table appears in the table headed "Option/SAR Grants in Last Fiscal Year" (page 23). Mr. Hazen also received an option grant to acquire 250,000 shares of the Company's common stock pursuant to the terms of his employment agreement.

   Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Peer Group banking organizations. They also receive retirement and medical benefits generally available to the Company's employees. Certain executive officers also received relocation benefits under the Company's Relocation Program described on page 33 of this proxy statement.

How is the Chief Executive Officer's compensation determined?

   The HRC determined Mr. Kovacevich's 1999 salary based on the salary procedures described above for covered executive officers. With respect to Mr. Kovacevich's incentive award under the Policy, the 162(m) Committee certified that Mr. Kovacevich had met his performance goals based on the Company's 1999 Return on Realized Common Equity and Earnings Per Share, as determined pursuant to the Policy. The 162(m) Committee concluded that Mr. Kovacevich was eligible to receive the maximum incentive compensation award under the Policy, but used its discretion to reduce the award.

   In exercising its discretion, the 162(m) Committee evaluated the quality of the Company's earnings based on its review of the following factors: return on realized common equity, return on assets, earnings per share, earnings per share growth (including a review of each of these factors, as applicable, on a "cash return" basis), loan loss reserves and non-performing assets as a percentage of assets, and Tier 1 capital. To evaluate the Company's overall performance for purposes of determining Mr. Kovacevich's incentive award under the Policy, the 162(m) Committee also compared the Company's performance to that of banking organizations included in the Peer Group using these same factors. The 162(m) Committee noted particularly that the Company's performance was in the top quartile of the Peer Group in earnings per share growth, cash return on common equity, and cash return on assets. The 162(m) Committee ultimately exercised its discretion to set Mr. Kovacevich's 1999 incentive award based on (a) its subjective evaluation of the Company's overall performance and the quality of its earnings compared to the performance of the Peer Group using the factors described above, and (b) the aggregate compensation paid by Peer Group banking organizations to their chief executive officers.

   Based on Mr. Kovacevich's achievement of his performance goals, and the 162(m) Committee's exercise of its discretion under the Policy, the 162(m) Committee awarded incentive compensation for 1999 to Mr. Kovacevich of $4,500,000.

Members of the Human Resources            Members of the Section 162(m)
Committee:                                Committee:
   Michael W. Wright, Chair                  Michael W. Wright, Chair
   Michael R. Bowlin                         Michael R. Bowlin
   William A. Hodder                         William A. Hodder
   Robert L. Joss                            Richard D. McCormick
   Richard D. McCormick                      Donald B. Rice
   Donald B. Rice                            Ian M. Rolland
   Ian M. Rolland                            Daniel M. Tellep
   Daniel M. Tellep                          John A. Young
   John A. Young

                               STOCK PERFORMANCE

   The graphs presented below compare the cumulative total return on the Company's common stock for the five- and ten-year periods ended December 31, 1999, with the cumulative total returns for the same periods for the S&P 500 Index and the Keefe, Bruyette and Woods 50 Total Return Index (the "KBW 50 Index").

   The cumulative total stockholder return computations in the graphs assume the investment of $100 in Company common stock, the S&P 500 Index, and the KBW 50 Index. For purposes of these graphs, the stock performance used to compute total stockholder return for the Company for all years prior to 1998 is the stock performance of the former Norwest, as the ongoing company after the Merger.

                             Five-Year Performance
                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
                ------------------------------------------------------
                 1994      1995    1996     1997     1998     1999
----------------------------------------------------------------------
Wells Fargo      $100      146     197      359      377      390
----------------------------------------------------------------------
S&P 500          $100      138     169      226      290      351
----------------------------------------------------------------------
KBW 50           $100      160     227      331      359      346
----------------------------------------------------------------------

                             Ten-Year Performance
                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
            ---------------------------------------------------------
             1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999
---------------------------------------------------------------------
Wells Fargo  $100   96  176  213  247  244  356  482  878  922  952
---------------------------------------------------------------------
S&P 500      $100   97  126  136  150  152  209  257  342  440  533
---------------------------------------------------------------------
KBW 50       $100   72  114  145  153  145  232  329  481  520  502
---------------------------------------------------------------------

                   COMPENSATION TABLES AND INFORMATION

   The table below shows the cash and non-cash compensation paid to the Chief Executive Officer and the five next highest paid executive officers of the Company for the last three years. For 1999, two executive officers, Terri A. Dial and David A. Hoyt, each received similar salary and bonus. As a result, compensation information for both Ms. Dial and Mr. Hoyt has been included in the Summary Compensation Table. The compensation shown for Paul Hazen, Rodney
L. Jacobs, Ms. Dial, and Mr. Hoyt for 1997 and 1998 includes compensation paid to them by the former Wells Fargo. During 1997 and the first ten months of 1998, these individuals served in the following capacities at the former Wells
Fargo: Mr. Hazen, as Chairman and Chief Executive Officer, and as President from July 1997 to May 1998; Mr. Jacobs, as a Vice Chair and as President from May 1998 to November 1998; Ms. Dial and Mr. Hoyt, each as a Vice Chair.

Summary Compensation Table

                                                                   Long-Term Compensation
                                      Annual Compensation                  Awards
                              ------------------------------------ -----------------------
                                                                   Restricted  Securities
                                                      Other annual    stock    underlying   All other
  Name and principal                                  compensation  award(s)    options/   compensation
       position          Year Salary ($) Bonus ($)(1)    ($)(2)     ($)(3)(4)  SARs (#)(5)    ($)(6)
          (a)             (b)     (c)         (d)          (e)         (f)         (g)          (i)
-----------------------  ---- ---------- ------------ ------------ ----------- ----------- ------------
Richard M. Kovacevich    1999  $983,333   $4,500,000    $784,852   $       -0-    246,200    $239,000
President and Chief      1998   925,000    3,000,000      68,747     1,500,000        -0-     193,500
Executive Officer        1997   900,000    2,300,000      86,111     1,632,313  1,720,844     186,000
Paul Hazen               1999   983,333    4,500,000      21,672     5,859,375    250,000      78,433
Chairman                 1998   862,500    3,000,000       8,059    10,796,875    881,000      89,583
                         1997   850,000    2,000,000       7,828           -0-    218,300      85,000
Les Biller               1999   715,000    2,800,000     731,217           -0-    427,670     192,900
Vice Chairman and Chief  1998   525,417    2,500,000      13,896           -0-    236,405     143,125
Operating Officer        1997   510,833    1,860,000     162,545           -0-    890,478      93,425
Rodney L. Jacobs         1999   641,667    2,000,000      20,665           -0-    254,900      51,167
Vice Chairman and Chief  1998   570,833    2,000,000      15,309           -0-    213,300      57,083
Financial Officer        1997   425,000    1,000,000      14,867           -0-     65,500      42,500
Terri A. Dial            1999   500,000    1,350,000      20,181           -0-    175,900      40,000
Group Executive Vice     1998   479,167    1,000,000      14,976           -0-    213,300      47,917
President                1997   366,667      700,000      16,961           -0-     21,800      36,667
David A. Hoyt            1999   483,333    1,350,000      14,075           -0-    175,900      38,333
Group Executive Vice     1998   383,333    1,000,000      13,081           -0-        -0-     102,470
President                1997   300,000      750,000      11,774           -0-    120,100      21,850

--------

(1) The amounts shown for 1999 represent the 1999 incentive compensation awards paid under the Performance-Based Compensation Policy. This policy is discussed above in the Report of the Human Resources and the Section 162(m) Committees on Executive Compensation on pages 15 through 19 of this proxy statement.

(2) The amounts shown include (i) for the years 1997-1999, reimbursements to each named executive officer for the payment of taxes on perquisites, and for each of Mr. Jacobs and Mr. Biller, a cash car allowance, and (ii) perquisites and other personal benefits totaling more than $50,000 received by Messrs. Kovacevich and Biller. The total amount of these perquisites and personal benefits for 1999 (and the amount and type of each perquisite or personal benefit that was greater than 25% of the total received) is: Mr. Kovacevich, $698,871 (includes $508,825 and $190,046 in aggregate payments made to, or expenses paid on behalf of Mr. Kovacevich by the Company relating to, respectively, his purchase of a new primary residence in San Francisco, California, and his sale of his residence in Minnesota); and Mr. Biller, $645,811 (includes $348,264 and $297,547 in aggregate payments made to, or expenses paid on behalf of Mr. Biller by the Company relating to, respectively, his purchase of a new primary residence in Los Angeles, California, and his sale of his residence in Minnesota). These amounts were paid to or on behalf of Mr. Kovacevich and Mr. Biller under the Company's relocation program in connection with the relocation of the Company's headquarters to San Francisco, California following the Merger. Additional information about this program may be found on pages 33 and 34 of this proxy statement under the heading "Other Information About Directors and Executive Officers-Relocation Program." The other named executive officers also received certain perquisites and personal benefits for the years 1997-1999, none of which had a total value greater than $50,000.

(3) The amount shown for 1999 for Mr. Hazen represents an award of 125,000 shares of restricted stock made on November 2, 1999 pursuant to Mr. Hazen's employment agreement and was valued based on a closing market price of the Company's common stock on November 1, 1999 of $46.875 per share.

(4) The total number of shares of restricted stock held on December 31, 1999 by each person named and their market value, based on a closing market price for the Company's common stock of $40.6250 per share on that date, were as follows: Mr. Kovacevich, 158,094 shares, $6,422,569; Mr. Hazen, 364,934 shares, $14,825,444; and Mr. Biller, 20,000 shares, $812,500.
     Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of the Company's common stock. Each of the restricted stock awards except Mr. Hazen's vests over a period of five years, beginning in the third year after the date of the original award. Mr. Hazen's awards vest as provided under the terms of his employment agreement described on pages 28 through 30 of this proxy statement.

(5) Mr. Hazen's options for 1999 represent an option to purchase 250,000 shares of the Company's common stock granted under the terms of his employment agreement. Additional information about this option is found below in the table headed "Option/SAR Grants in Last Fiscal Year" and the discussion under "Employment Agreements." The options shown for Messrs. Hazen, Jacobs, and Hoyt, and Ms. Dial for 1997 represent, and for 1998 include options to acquire shares of former Wells Fargo common stock that were converted into options to acquire shares of the Company's common stock upon completion of the Merger.

(6) The amounts shown for each of the executive officers named above are the total of the Company's contributions to the 401(k) Plan (formerly called the "Savings Investment Plan") in which all Company employees are generally eligible to participate, and contributions to the Company's Supplemental 401(k) Plan, a non-qualified supplemental executive retirement plan ("Supplemental 401(k)"). For the year ended December 31, 1999, the Company's contribution to the 401(k) Plan for each such executive officer was $9,600 (the maximum allowable contribution under the plan). The Company's contributions to the Supplemental 401(k) for the year ended December 31, 1999, for these officers were as follows: Mr. Kovacevich, $229,400; Mr. Hazen, $29,850; Mr. Biller, $183,300; Mr.
     Jacobs, $19,500; Ms. Dial, $15,000; and Mr. Hoyt, $15,000.

  The amounts shown for Messrs. Hazen, Jacobs, and Hoyt, and Ms. Dial for the years 1997 and 1998 and for a portion of 1999 are the total contributions made by the former Wells Fargo and by the Company following the Merger under the former Wells Fargo's Tax Advantage and Retirement Plan ("TAP"), a 401(k) plan in which all eligible former Wells Fargo employees participated, and the Benefits Restoration Program ("BRP"), a non-qualified supplemental executive retirement plan maintained by the former Wells Fargo. Messrs. Hazen, Jacobs, and Hoyt and Ms. Dial continued to participate in TAP and BRP until July 1, 1999, when the Company combined the former Wells Fargo's and the former Norwest's qualified and all non-qualified retirement plans. For the year ended December 31, 1999, the total contributions to TAP and BRP for each of these officers was as follows: Mr. Hazen, $48,583; Mr. Jacobs, $31,667; Ms. Dial, $25,000; and Mr. Hoyt,
  $23,333.

Option Grants and Exercises

   These tables summarize for 1999 option grants under the Company's Long-Term Incentive Compensation Plan, option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them as of December 31, 1999.

                  Option/SAR Grants in Last Fiscal Year

                                                                                  Potential realizable
                                                                                         value
                                                                                   at assumed annual
                                                                                  rates of stock price
                                                                                      appreciation
                               Individual Grants                                    for option term
-------------------------------------------------------------------------------- ----------------------
         (a)                (b)            (c)              (d)           (e)        (f)        (g)
                        Number of   Percent of total
                        securities    options/SARs
                        underlying     granted to
                       options/SARs   employees in   Exercise or base Expiration
        Name           granted (#)    fiscal year    price ($/Share)     date    5% ($)(3)  10% ($)(3)
---------------------  ------------ ---------------- ---------------- ---------- ---------- -----------
Richard M. Kovacevich    246,200          1.46%          $37.5625      02/23/09  $5,815,947 $14,738,751
Paul Hazen (1)           250,000          1.49%           46.8750      11/02/09   7,369,859  18,676,669
Les Biller (2)           205,100          1.22%           37.5625      02/23/09   4,845,047  12,278,301
                         222,570          1.32%           44.7500      07/22/07   4,569,772  10,867,040
Rodney L. Jacobs         254,900          1.52%           37.5625      02/23/09   6,021,466  15,259,576
David A. Hoyt            175,900          1.05%           37.5625      02/23/09   4,155,260  10,530,245
Terri A. Dial            175,900          1.05%           37.5625      02/23/09   4,155,260  10,530,245

--------

(1) The option listed in the first line opposite Mr. Hazen's name was granted to him on November 2, 1999, pursuant to the terms of his employment agreement. See "Employment Agreements" below for a discussion of Mr. Hazen's stock options under the terms of this agreement.

(2) The option listed in the second line opposite Mr. Biller's name is an immediately exercisable "reload option" granted in connection with his exercise of stock options in 1999. The general terms of reload options are described in the "Report of the Human Resources and Section 162(m) Committees on Executive Compensation."

(3) The dollar amounts under columns (f) and (g) are based on assumed 5% and 10% annual rates of appreciation set by the Securities and Exchange Commission. These amounts should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Company's stock price.

                    Aggregated Option/SAR Exercises in

          Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                  Number of securities    Value (*) of unexercised
                                                 underlying unexercised        in-the-money(*)
                          Shares       Value     options/SARs at fiscal    options/SARs at fiscal
                       acquired on   realized   year-end (#) (in shares)        year-end ($)
        Name           exercise (#)   (*) ($)   Exercisable/Unexercisable Exercisable/Unexercisable
---------------------  ------------ ----------- ------------------------- -------------------------
         (a)                (b)         (c)                (d)                       (e)
Richard M. Kovacevich    612,818    $20,598,358    1,816,216 / 739,534    $24,966,145 / $5,563,994
Paul Hazen               191,000      6,880,775    1,301,707 / 844,153     29,344,566 /  3,296,149
Les Biller               266,667      3,700,005    1,056,299 / 471,767     14,469,191 /  3,228,122
Rodney L. Jacobs         276,800      8,667,627      536,170 / 418,930      9,363,410 /  2,185,081
Terri A. Dial            149,750      5,647,650      639,023 / 354,827     14,452,489 /  1,871,790
David A. Hoyt            144,140      4,100,277      455,330 / 215,930      9,359,016 /  1,012,849

--------

* For purposes of column (c), the "value realized" from an exercised option means the difference between the option exercise price and the market value of the underlying shares based on the closing price of the Company's common stock on the trading day prior to the option exercise date. For purposes of column (e), the "value" of unexercised options means the difference between the option exercise price and the market value of the underlying shares based on $40.6250, the closing price for the Company's common stock on December 31, 1999. As used in column (e), an option was "in-the-money" on December 31, 1999 if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company's common stock on that date.

Pension Plans and Other Retirement Arrangements

   Effective July 1, 1999, the Company adopted the "Wells Fargo & Company Cash Balance Plan" (the "Cash Balance Plan") and the "Wells Fargo & Company Supplemental Cash Balance Plan" (the "Supplemental Cash Balance Plan") (the "Combined Plans"). These Plans amended and restated the former Norwest Corporation Pension Plan and the former Norwest Corporation Supplemental Pension Plan (the "Norwest Plans"). All employees of the Company who meet certain eligibility requirements automatically participate in the Combined Plans.

   Cash Balance Plan. The Cash Balance Plan is a defined benefit plan intended to qualify under the Internal Revenue Code (the "Code") and comply with the Employee Retirement Income Security Act of 1974 ("ERISA"). Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee's vested cash balance account (the "Account"). On July 1, 1999, employees who were active participants in the Norwest Plans and the retirement plan of a predecessor corporation to the former Wells Fargo, including Richard
M. Kovacevich and Les Biller, each of whom is an executive officer named in the Summary Compensation Table, were assigned an opening Account balance using the Cash Balance Plan's formula and certain actuarial assumptions. All other employees, including Paul Hazen, Rodney L. Jacobs, Terri A. Dial, and David A. Hoyt, each of whom is an executive officer named in the Summary Compensation Table, became participants in the Combined Plans as of July 1, but no balances were assigned to their Accounts. Each quarter, an employee's Account is credited with compensation credits and investment credits. Compensation credits to the Account are based on a percentage of the employee's certified compensation for each quarter. Certified compensation means all compensation paid to an employee during the year which is reportable on Form W-2, subject to an annual IRS maximum ($160,000 for 1999). Certified compensation includes salary reduction amounts made under Section 401(k) and Section 125 of the Code, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-based gains. Incentive compensation amounts will be included in compensation for Cash Balance Plan purposes in the year received rather than the year earned. The Cash Balance Plan bases the percentage on which compensation credits are calculated on "points" assigned to each employee equal to the sum of the employee's age and years of credited service as of the end of each quarter. This percentage ranges from 4% to 8% of an employee's certified compensation. The Account balance vests 100% after five years of service with the Company. All employees of the former Wells Fargo received credit for vesting purposes for their years of service with the former Wells Fargo.

   As of the quarter ended December 31, 1999, the years of credited service, and the percentages used to calculate compensation credits under the

Combined Plans for each of the executive officers named in the Summary Compensation Table are as follows: Mr. Kovacevich, 13 years, 10 months, 6%; Mr. Hazen, 29 years, 6 months, 8%; Mr. Biller, 12 years, 4 months, 6%;
Ms. Dial, 26 years, 10 months, 7%; and Mr. Hoyt, 18 years, 3 months, 6%.

   Each Account will also be credited, on the last day of each quarter, with "investment credits." For 1999, the quarterly investment credit was determined by multiplying the amount of the Account balance by 25% of an average of 30-year U.S. Treasury rates (adjusted quarterly), plus .75%. The value of the vested Account balance is payable to the employee upon termination of employment with the Company either in a lump sum or as a monthly annuity.

   Supplemental Cash Balance Plan. As permitted by ERISA and the Code, employees who participate in the Cash Balance Plan, including the executive officers named in the Summary Compensation Table, whose benefits under the Cash Balance Plan are limited pursuant to Code Sections 401(a)(17) and 415, also participate in the Supplemental Cash Balance Plan. Under this plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan includes the participant's base salary as well as designated incentive compensation, whether or not that compensation is deferred.

   For 1999, in the case of each of the executive officers named in the Summary Compensation Table, only that portion of the amount shown as "Salary" (column (c)) in the table that was received by each executive officer after July 1, 1999 was treated as certified compensation under the Combined Plans. All amounts shown as "Bonus" (column (d)) represent incentive compensation awards to such officers for 1999 performance paid in 2000, and will be included in the executive officer's certified compensation for purposes of compensation credits to his or her Account for 2000.

   Under the Combined Plans, "normal retirement age" is defined as the earlier of completion of five years of service with the Company or age 65. As of December 31, 1999, each of the named executive officers in the Summary Compensation Table had attained "normal retirement age" for purposes of the Combined Plans and had accrued an estimated benefit under the Combined Plans, assuming payment of such annual benefit in the form of a single-life annuity, as follows: Richard M. Kovacevich, $384,801; Paul Hazen, $3,377; Les Biller, $172,653; Terri A. Dial, $1,328; and David A. Hoyt, $1,071.

   Alternate Retirement Benefits Under the Former Norwest Plans. Participants in the former Norwest Plans who were at least 45 years of age and had at least five years of credited service on June 30, 1999, will receive the greater of the benefits under the Combined Plans or the benefits he or she would have received under the Norwest Plans. Richard M. Kovacevich and Les Biller, each of whom is an executive officer named in the Summary Compensation Table, are eligible to receive retirement benefits under this formula. Messrs. Kovacevich's and Biller's years of credited service as of December 31, 1999 for purposes of computing their alternate benefits are 13 years, 10 months, and 12 years, 4 months, respectively.

   Benefits based on the former Norwest Plans formula are determined by age, years of credited service, and compensation. The monthly benefit at regular retirement age is a life annuity equal to 1.1% of final average monthly earnings up to the "Integration Level" plus 1.6% of final average monthly earnings greater than the Integration Level multiplied by years of credited service. The Norwest Plans do not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the Social Security wage base for the current year ($72,600 for 1999) divided by $48,000. The Integration Level (stated as an amount per month) is $2,117.50 for participants retiring in 1999.

   A participant's final average earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of "certified compensation" under the Combined Plans. Compensation under the alternate Norwest Plans benefit for a plan year is limited by Code Section 401(a)(17). The limit for 1999 is $160,000. In addition, Section 415 of the Code places certain limitations on the amount of the annual pension that can be paid to a participant from a tax-qualified pension plan. The annual limit may be increased for future retirees.

   The table below shows the estimated total annual average retirement benefits that would be payable using the former Norwest Plans formula for individuals with various combinations of annualized final average compensation and years of credited service. These estimated benefits do not take into account any Internal Revenue Code limits on retirement benefits. The annual amounts shown below, as estimated and when paid, are not reduced by the amount of Social Security benefits.

   Final
  Average                 Years of Service at Retirement
Compensation      10         15         20         25         30         35
------------  ---------- ---------- ---------- ---------- ---------- ----------
 $  250,000   $   38,667 $   58,000 $   77,333 $   96,666 $  116,000 $  135,333
    500,000       78,667    118,000    157,333    196,666    236,000    275,333
    750,000      118,667    178,000    237,333    296,666    356,000    415,333
  1,000,000      158,667    238,000    317,333    396,666    476,000    555,333
  1,250,000      198,667    298,000    397,333    496,666    596,000    695,333
  1,500,000      238,667    358,000    477,333    596,666    716,000    835,333
  1,750,000      278,667    418,000    557,333    696,666    836,000    975,333
  2,000,000      318,667    478,000    637,333    796,666    956,000  1,115,333
  2,250,000      358,667    538,000    717,333    896,666  1,076,000  1,255,333
  2,500,000      398,667    598,000    797,333    996,666  1,196,000  1,395,333
  2,750,000      438,667    658,000    877,333  1,096,666  1,316,000  1,535,333
  3,000,000      478,667    718,000    957,333  1,196,666  1,436,000  1,675,333
  3,250,000      518,667    778,000  1,037,333  1,296,666  1,556,000  1,815,333
  3,500,000      558,667    838,000  1,117,333  1,396,666  1,676,000  1,955,333
  3,750,000      598,667    898,000  1,197,333  1,496,666  1,796,000  2,095,333
  4,000,000      638,667    958,000  1,277,333  1,596,666  1,916,000  2,235,333
  4,250,000      678,667  1,018,000  1,357,333  1,696,666  2,036,000  2,375,333
  4,500,000      718,667  1,078,000  1,437,333  1,796,666  2,156,000  2,515,333
  4,750,000      758,667  1,138,000  1,517,333  1,896,666  2,276,000  2,655,333
  5,000,000      798,667  1,198,000  1,597,333  1,996,666  2,396,000  2,795,333
  5,250,000      838,667  1,258,000  1,677,333  2,096,666  2,516,000  2,935,333
  5,500,000      878,667  1,318,000  1,757,333  2,196,666  2,636,000  3,075,333
  5,750,000      918,667  1,378,000  1,837,333  2,296,666  2,756,000  3,215,333
  6,000,000      958,667  1,438,000  1,917,333  2,396,666  2,876,000  3,355,333
  6,250,000      998,667  1,498,000  1,997,333  2,496,666  2,996,000  3,495,333
  6,500,000    1,038,667  1,558,000  2,077,333  2,596,666  3,116,000  3,635,333

   Former Wells Fargo Retirement Plans. Paul Hazen, Rodney L. Jacobs, Terri A. Dial and David A. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. The annual benefits payable under the annuities beginning at age 65 are:
Mr. Hazen, $90,000; Mr. Jacobs, $27,573; Ms. Dial, $55,411; and Mr. Hoyt,
$16,226. Because the Code limited individual annual benefits payable under the former Wells Fargo plan, Mr. Hazen also participated in the former Wells Fargo Benefits Restoration Plan ("BRP"). The BRP was a non-qualified supplemental executive retirement plan maintained by the former Wells Fargo for its executive officers, under which they will receive retirement benefits in excess of the Code limits. The annual benefit payable under the BRP for Mr. Hazen beginning at age 65 is $97,490.

   Other Retirement Benefits. Information on retirement benefits payable to Mr. Hazen and Mr. Jacobs under their employment agreements is presented under the heading "Employment Agreements" beginning on page 28 of this proxy statement.

   As a result of their resignations as executive officers of the Company, any amounts Mr. Hazen and Mr. Jacobs are entitled to receive under the Combined Plans and the former Wells Fargo Retirement Plans discussed above will reduce any amounts payable under the terms of their respective employment agreements discussed below.

Long-Term Disability Plans

   The Company's Long-Term Disability Plan covers compensation of up to a total of $500,000 in salary and designated incentive compensation. The plan provides a monthly benefit to an eligible employee, who is totally disabled for more than 22 weeks, equal to 65% of the participant's average covered compensation, up to a maximum compensation of $500,000 per year and a maximum monthly benefit of $27,083. The Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be offset by other sources of income.

Severance Agreements

   The Company has severance agreements with Messrs. Kovacevich, Biller, and Hoyt, and Ms. Dial, each of whom are named in the Summary Compensation Table. The Company also has termination of employment arrangements with Paul Hazen and Rodney L. Jacobs, who are also named in the Summary Compensation Table. These arrangements are included in the terms of the employment agreements with Messrs. Hazen and Jacobs and are discussed below under the heading "Employment Agreements."

   The change-of-control severance agreements with Messrs. Kovacevich and Biller are intended to encourage them to continue to carry out their duties if there is a change of control of the Company. Under the terms of these agreements, these executive officers may receive certain payments if their employment is terminated or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Company. The maximum payments are two times the sum of the executive officer's (i) base salary rate, (ii) the value of perquisites provided by the Company, and (iii) the highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation awards. The agreements also continue certain medical, dental and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Company also will pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax.

   Mr. Kovacevich also has a severance agreement with the Company under which he can receive benefits of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Company then in effect), a pro rata portion of his incentive compensation, and certain life and health insurance benefits. The benefits are payable if his employment is terminated by the Company for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter. The Company also has a plan that provides severance pay to employees who are discharged under certain circumstances and who do not have other separation agreements with the Company. Les Biller, an executive officer named in the Summary Compensation Table, is eligible to participate in this plan. The amount of severance pay under this plan is based on years of service, job level, and the severance option the employee chooses, and includes payment of base salary and continuation of benefits for specified monthly periods.

   As a result of the Merger, Terri A. Dial and David A. Hoyt, both of whom are executive officers named in the Summary Compensation Table, are each entitled to certain severance benefits under the former Wells Fargo's Change of Control Severance Plan (the "Change of Control Plan") if their employment is terminated by the Company (other than for cause) or by the executive officer for "good reason" as defined in the Plan, within two years after November 2, 1998, the effective date of the Merger. In such case, the executive officer would receive a severance benefit under the Plan equal to three times the sum of (i) base salary and (ii) the greater of (a) the executive officer's highest annual bonus earned in the three years prior to the Merger or (b) the annual bonus earned in the most recent fiscal year prior to the date employment terminates. Ms. Dial and Mr. Hoyt would also be entitled to receive continued welfare benefits coverage and other benefits for three years following the date of termination. In addition, if Ms. Dial terminates her employment with the Company between April and October 31, 2000, she will be entitled to receive severance benefits of $100,000 per month for a period of 18 months, or if the Company participates in another "merger-of-equals" transaction or is acquired at any time before October 31, 2000, and Ms. Dial elects to terminate her employment as a result of that transaction, she will be entitled to receive the benefits described above under the Change of Control Plan.

Employment Agreements

   In connection with the Merger, the Company entered into employment agreements with Paul Hazen and Rodney L. Jacobs. Under these agreements, Mr. Hazen was employed as Chairman of the Company for a term of five years and Mr. Jacobs was employed as an executive officer of the Company for a term of three years, in each case beginning on November 2, 1998. Following the Merger, Mr. Jacobs was elected Vice Chairman and Chief Financial Officer of the Company, reporting to the Chief Executive Officer. The employment agreements also provided that Messrs. Hazen and Jacobs would each serve as members of the Board of Directors during the terms of their employment. Effective January 25, 2000, Mr. Jacobs terminated his employment as an executive officer and resigned as a director of the Company. Effective January 1, 2000, Mr. Hazen terminated his status as an active employee within the meaning of his employment agreement, but he is expected to continue as a director and to serve as Chairman of the Board of Directors.

   Compensation. Under his employment agreement, Mr. Hazen was entitled to an annual base salary and bonus of not less than the annual base salary and bonus of the Chief Executive Officer (currently, Richard M. Kovacevich). The amounts Mr. Hazen received for 1999 as salary and bonus are shown in columns (c) and
(d) of the Summary Compensation Table. Also pursuant to his employment agreement, Mr. Hazen received a restricted stock award of 250,000 shares and the grant of an option to purchase 500,000 shares of the Company's common stock under its Long-Term Incentive Compensation Plan on November 2, 1998, and a restricted stock award of 125,000 shares and the grant of an option to purchase 250,000 shares of the Company's common stock under its Long Term Incentive Compensation Plan on November 2, 1999. Information about Mr. Hazen's restricted stock awards is included in column
(f) of the Summary Compensation Table. Information about Mr. Hazen's stock option grants is included in column (g) of the Summary Compensation Table. Information about his November 2, 1999 stock option grant is included opposite his name in the table on page 23 of this proxy statement captioned "Option/SAR Grants in Last Fiscal Year." Under his employment agreement, Mr. Jacobs' annual base salary, annual bonus, and long-term incentive compensation (stock option grants and restricted stock grants) would be determined each year using the procedures for executive officers described in the Committees' report beginning on page 15 of this proxy statement.

   Retirement and Other Benefits. Each of Mr. Hazen's and Mr. Jacobs' employment agreements provided for an annual retirement benefit, commencing immediately upon the termination of their employment for any reason, equal to not less than 25% of their 1997 taxable compensation as defined in their employment agreements. This benefit is reduced by the amount of any retirement benefits accrued after the date of their employment by the Company that may be payable to them under any qualified or non-qualified defined benefit retirement plan of the Company. As the result of the terminations described in the first paragraph of this section, each of Messrs. Hazen and Jacobs is entitled to receive the foregoing benefit. Under their employment agreements, Mr. Hazen and Mr. Jacobs also participated in all employee benefit, stock incentive, welfare, and other plans, practices, policies, and perquisites applicable to, and on the same basis, in Mr. Hazen's case, as the Chief Executive Officer, and in Mr. Jacobs' case, as his "peer executive officer." Mr. Jacobs' employment agreement defined his peer executive officer as the highest paid executive officer of the Company other than the Chairman and the Chief Executive Officer (currently, Les Biller, Vice Chairman and Chief Operating Officer).

   Termination of Employment. Mr. Hazen and Mr. Jacobs are each entitled to certain payments under their employment agreements if their employment were to be terminated by the Company other than for cause, death, or disability, or if they terminated their employment with the Company for "good reason." The employment agreements defined "good reason" to mean the Company's assigning any duties, authority, titles, offices or reporting requirements inconsistent with either Mr. Hazen's or Mr. Jacobs' positions with the Company specified under the terms of their employment agreements, failure by the Company to comply (other than inadvertently) with the compensation provisions of their employment agreements, an attempt by the Company to terminate Mr. Hazen's or Mr. Jacobs' employment other than pursuant to the terms of his agreement, or the failure by any successor to the Company's business or substantially all its assets to assume and perform the Company's obligations under the employment agreements. Mr. Hazen's and Mr. Jacob's employment agreements also provided that, upon termination of their employment by the Company (other than for cause, death or disability) or by them for good reason, they would each be entitled to a lump-sum cash payment of (i) any unpaid base salary and (ii) a pro rata annual bonus, based on the highest bonus he received for the three years preceding the date his employment terminates (the "termination date"). Mr. Hazen would also receive a cash payment in an amount equal to (i) the sum of his base salary and his highest annual bonus with respect to the three years preceding his termination date times (ii) the number of months from his termination date to the end of his contractual employment period divided by 12. Mr. Hazen and Mr. Jacobs would also continue to receive lifetime medical and dental benefits on the same basis as prior to termination of their agreements, and certain other benefits. In connection with the termination described in the first paragraph of this section, Messrs. Hazen and Jacobs received the payments, and Mr. Hazen became entitled to the benefits described above.

   Under the terms of his employment agreement, if Mr. Hazen's employment were to terminate under any of the circumstances described above (other than by the Company for cause or by Mr. Hazen without "good reason"), all outstanding stock options and awards of restricted stock held by Mr. Hazen as of the date employment terminated would become exercisable and vest in full, which occurred as a result of the termination described in the first paragraph of this section.

   Each of Mr. Hazen's and Mr. Jacobs' employment agreements also obligates the Company to make an additional payment if any payment or distribution received by Mr. Hazen or Mr. Jacobs under the terms of his employment agreement would result in an excise tax liability so that after the payment of all income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

   Non-Competition. Their employment agreements provide that Mr. Hazen and Mr. Jacobs were not to disclose confidential information or compete with the Company during the term of their employment and are not to do so for specified periods thereafter. If either of them breaches the non-competition provision, the Company's obligation to pay that executive officer's retirement benefit will be suspended and will recommence only when he is no longer in violation of the provision, but with a 50% reduction of the retirement benefit.

                       OTHER INFORMATION ABOUT DIRECTORS
                            AND EXECUTIVE OFFICERS

Loans

   During 1999, certain directors, executive officers, members of their immediate families, and their associates had banking transactions, including loans, in the ordinary course of business with the Company's bank subsidiaries. In addition, Norwest Investment Services, Inc., a broker-dealer subsidiary, made margin loans in the ordinary course of business to certain executive officers. All loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. The loans did not involve more than the normal risk of collection or have other unfavorable features.

   Certain directors, executive officers, and members of their immediate families had mortgage and other loans from two of the Company's non-bank subsidiaries. Information on these loans is given below.

   One non-employee director and five executive officers of the Company (including executive officers named in the Summary Compensation Table), as well as members of the immediate families of certain executive officers, obtained mortgage loans from Norwest Mortgage, Inc. ("NMI"), a mortgage lending subsidiary of the Company. In connection with these mortgage loans, NMI waived an origination fee equal to 1% of the loan amount for each loan to a director or executive officer, a benefit available to all Company employees.

   Of the mortgage loans made by NMI, three loans were made to executive officers who relocated to San Francisco or Los Angeles, California, in connection with the relocation of the Company's headquarters. These loans were made under the Company's relocation program for employees who relocate to high-cost areas (the "Relocation Program") described below.

   During 1999, certain executive officers of the Company (including an executive officer named in the Summary Compensation Table) who were officers of the former Wells Fargo had outstanding mortgage loans made under its Executive Loan Program and outstanding loans to facilitate their exercise of stock options granted under the former Wells Fargo's Long-Term Incentive Plan. These loans are now held by WFC Holdings Corporation ("WFC Holdings") as successor to the former Wells Fargo pursuant to the Merger. Under the Executive Loan Program, an eligible employee could obtain a mortgage loan for purchasing, constructing, improving, or refinancing the employee's principal residence. Mortgage loans were available in amounts which, when aggregated with other debt secured by the residence, would not exceed the lesser of $1,500,000 or 100% of the fair market value of the residence. New mortgage loans under this loan program are no longer being made. The stock option loans had maximum terms of six years and variable interest rates that were adjusted each year based on the greater of the average annual rate for three-year U.S. Treasury notes for the immediately preceding calendar year and the applicable rate under the Internal Revenue Code.

   Information about loans made or held by NMI or WFC Holdings, as the case may be, to directors and to the executive officers named in the Summary Compensation Table is shown in the table below.

                                Highest Outstanding Outstanding      Annual
           Name and                Loan Balance     Loan Balance    Interest
      Principal Position           Since 1/1/99     on 12/31/99       Rate
------------------------------  ------------------- ------------ --------------
Les Biller (1)                      $1,000,000       $  995,320  6.375% (fixed)
Vice Chairman and Chief
 Operating Officer                     750,000          750,000  Interest Free
Paul Hazen (2)                       1,315,603              -0-  6.17%  (fixed)
Chairman                               597,777          298,889  5.14%
Richard M. Kovacevich (3)            1,805,000        1,790,694  6.75%
President and Chief Executive
 Officer                               995,000          995,000  Interest Free
Terri A. Dial (4)                      177,500          177,500  6.08%
Group Executive Vice President          42,600           42,600  5.14%
David A. Hoyt (4)                       99,997           99,997  6.63%
Group Executive Vice President         299,536          299,536  5.64%
Chang-Lin Tien (5)                     397,450          397,450  7.25%  (fixed)
Director                               599,627          599,627  8.375% (fixed)
Immediate Family Member of
 Director (6)                           73,942              -0-  7.25%

--------

(1) The loan shown on the first line opposite Mr. Biller's name is a first mortgage loan from NMI to purchase Mr. Biller's principal residence. The loan shown on the second line is a down payment loan made under the Relocation Program described on page 33 of this proxy statement.

(2) The loan shown on the first line opposite Mr. Hazen's name is a first mortgage, 30-year loan originally made by the former Wells Fargo under its Executive Loan Program to refinance the purchase of Mr. Hazen's principal residence. The loan shown on the second line is a loan made under the former Wells Fargo's Long-Term Incentive Plan in connection with Mr. Hazen's exercise of a stock option to purchase shares of the former Wells Fargo's common stock.

(3) The loan shown on the first line opposite Mr. Kovacevich's name is a first mortgage loan from NMI to purchase Mr. Kovacevich's principal residence. The loan shown on the second line is a down payment made under the Relocation Program described on page 33 of this proxy statement.

(4) The loans shown on the first and second lines opposite each of Ms. Dial's and Mr. Hoyt's names are loans made under the former Wells Fargo's Long-Term Incentive Plan in connection with their exercise of stock options to purchase shares of the former Wells Fargo's common stock.

(5) The loans shown on the first and second lines opposite Mr. Tien's name are mortgage loans made by NMI to Mr. Tien during 1999.

(6)  The daughter of Ian M. Rolland had a mortgage loan from NMI during 1999.

   Three executive officers not named in the Summary Compensation Table and two members of their immediate families had outstanding mortgage loans (including mortgage loans to one executive officer under the Relocation Program) from NMI during 1999 totaling $2,598,842. The mortgage loans (other than an interest-free down payment loan under the Relocation Program) had interest rates ranging from 6.625% (adjustable) to 8.125% (adjustable) per annum. Of these loans, one was sold by NMI in the secondary real estate mortgage market.

   Two executive officers of the Company who were officers of the former Wells Fargo had mortgage loans under the Executive Loan Program now held by WFC Holdings, totaling $2,289,810, with fixed interest rates ranging from 5.33% to 5.69% per annum; and two executive officers of the Company had stock option loans held by WFC Holdings totaling $1,009,204, with interest rates during 1999 ranging from 5.14% to 6.63% per annum. The balances stated in this and the preceding paragraph are the highest outstanding balances during 1999.

Relocation Program

   The Company offers a relocation program (the "Relocation Program") for employees who relocate at the Company's request to designated high cost areas. The Company believes this program is an attractive incentive to retain key employees. The Relocation Program provides a relocating employee who is eligible for benefits under the Program with financial assistance, both in purchasing a residence in a designated high cost area, and in selling his or her existing home. Under the Relocation Program, an employee who relocates to a designated high-cost area is eligible to receive a first mortgage loan (subject to applicable lending guidelines) from NMI, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The Company may also provide a mortgage interest subsidy on the first mortgage loan of up to 25% of the employee's annual base salary, payable over a period not less than the first three years of the first mortgage loan. The second mortgage loan must be repaid in full if the employee terminates employment with the Company or retires, or if the employee sells the residence or refinances the mortgage loans. In addition to first mortgage and down payment loan assistance, the Company may provide a transfer bonus of up to 30% of the eligible relocating employee's base salary and will generally pay all related home purchase closing costs and moving expenses for the relocating employee.

   With the exception of expenses paid to or on behalf of the employee to move household goods, the benefits described above (other than the mortgage loans) are treated as taxable income to the employee. The Relocation Program also includes, as an additional benefit, reimbursement of the amount of taxes paid on the taxable portion of amounts received by the employee under the Relocation Program.

   The Relocation Program also assists employees relocating to a designated high cost area in defraying costs associated with selling their current residences. Available benefits may include payment of selling costs customarily incurred by a seller of residential real estate (such as real estate commissions, title and appraisal fees, and other routine closing costs), purchase of the relocating employee's home at its appraised market value by a third party relocation company using Company funds, and certain cash incentives to employees who locate buyers for their homes directly.

   The Company has designated the San Francisco Bay area and Los Angeles County, California as high-cost areas, among others, under the Relocation Program. During 1999, Richard M. Kovacevich and Les Biller each received the maximum benefits available under the Relocation Program in connection with the relocation of the Company's headquarters to San

Francisco, California. Information about the amount of benefits received by each of them under the Relocation Program in 1999 is included in column (e) of the Summary Compensation Table and footnote (2) on page 21 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

   The Human Resources Committee (the "HRC") and the Section 162(m) Committee (the "162(m) Committee") determine the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the HRC for 1999 were Michael W. Wright (Chair), Michael R. Bowlin, William A. Hodder, Robert L. Joss, Richard D. McCormick, Donald B. Rice, Ian M. Rolland, Daniel M. Tellep, and John A. Young. The members of the 162(m) Committee for 1999 consisted of all the members of the HRC except Mr. Joss.

   The 162(m) Committee was created in November 1999 to administer the Company's Performance Policy to conform to the requirements of Section 162(m) of the Internal Revenue Code. In order for certain compensation to be deductible by the Company, Section 162(m) regulations require that compensation of executive officers named in the proxy statement be determined under the Policy by a committee of at least three outside directors. Robert L. Joss, who is a member of the HRC, is not eligible to serve on the 162(m) Committee under IRS regulations relating to Section 162(m) because he was an officer of the former Wells Fargo during a period that ended in 1993.

   In addition, a member of the immediate family of Ian M. Rolland, a director and member of the HRC and the 162(m) Committee, had a mortgage loan from NMI during 1999. Information on this loan is included above under the heading "Loans."

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and anyone holding more than 10% of the Company's common stock ("reporting persons") to report their initial ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. The Company is required to disclose in this proxy statement the failure of any reporting person to file these reports when due. All reporting persons of the Company satisfied these filing requirements except five executive officers and two directors. Richard McCormick, a director, did not report when due the conversion of his stock in the former Wells Fargo into Company common stock as a result of the Merger in November 1998. Terri Dial, an executive officer, did not report when due the grant to her of employee stock options in November 1998. David Hoyt, an executive officer, erroneously reported the number of shares he sold in January 1999. Benjamin Montoya, a director, did not report when due a purchase of stock he made in February 1999. John Nelson, an executive officer, did not report when due his exercise of employee stock options and his sale of the resulting shares in April 1999. John Berg, an executive officer, erroneously reported the number of shares he donated to a charitable foundation and did not report when due a gift of shares to his daughter, both in December 1999. Stanley Stroup, an executive officer, did not report when due a gift of shares he made in December 1999. These transactions were subsequently reported on Forms 4 or amendments to Forms 4 previously filed, as the case may be. In making these disclosures, the Company relied on written representations of each reporting person and copies of the reports filed with the SEC.

                  ITEM 2--APPOINTMENT OF INDEPENDENT AUDITORS

   Stockholders will also vote at the annual meeting to ratify the appointment by the Board of Directors of KPMG LLP, certified public accountants, as independent auditors of the Company and its subsidiaries for the year ending December 31, 2000. KPMG LLP or its predecessors have examined the financial statements of the Company each year since 1931.

   Representatives of KPMG LLP are expected to be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

   The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors, which is identified as Item 2 on the enclosed proxy card.

          ITEM 3--STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

   Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2924, who held 19,282 shares of common stock on November 14, 1999, intends to submit a resolution to stockholders for approval at the 2000 annual meeting. Mr. Armstrong's resolution and supporting statement are printed below.

Resolution

   That the shareholders of WELLS FARGO & COMPANY, assembled in person and by proxy in an annual meeting, now request the Board of Directors to take those steps necessary to provide for cumulative voting in the election of directors, which means that each shareholder shall be entitled to vote as many votes as shall equal the number of shares owned multiplied by the number of directors to be elected, and cast all of the accumulated votes for a single nominee, or for two or more nominees as the shareholder may see fit.

Statement

   Within the merger of Wells Fargo and Norwest, there are two groups of shareholders--each owning nearly half of the shares.

   If one group were to garner a simple majority of the shares being voted, it could elect all directors and leave the owners of 49% of the shares without representation on the Board.
   The National Bank Act and laws of Minnesota and California require cumulative voting for shareholders; however, holding companies like Wells Fargo escape it by incorporating in Delaware.

   Many acquisitions made by Wells Fargo, and its predecessors, had cumulative voting. These included United Banks of Colorado, Goldenbanks of Colorado, Cal Rep Bancorp, and others. It is the proponent's opinion that shareholders of these entities were not compensated for the loss of these voting rights. North County Bancorp shareholders will lose their cumulative voting rights upon its merger into Wells Fargo.

   The use of cumulative voting was present in the 1996 annual meeting of Professional Bancorp where shareholders owning significant shares were able to elect their nominees over the incumbents; however, the former directors, because of their ownership, were able to elect representatives of their choice. In 1998, Professional Bancorp paid its first dividends.

   Cumulative voting rights of WestAmerica Bancorporation, a most successful bank holding company in northern California, were one of its selling points for using its shares to make acquisitions.

   A California law requires that all state pension holdings and state college funds invested in voting shares, must be voted in favor of cumulative voting proposals which shows increasing recognition of the importance of this democratic means for electing directors.

   In view of the large number of shares being allocated to management and employees, it is essential that voting rights be proportionate.

   Many successful corporations have cumulative voting. For example, Pennzoil which defeated Texaco in litigation. Ingersoll-Rand has cumulative voting and was recognized by FORTUNE magazine as second in its industry as "America's Most Admired Corporations" and WALL STREET TRANSCRIPT noted "on almost any criteria . . . . Ingersoll-Rand excels." It has usually increased its dividend greater than Wells Fargo.

   Lockheed-Martin and VWR Corporation have provisions that if any entity acquires 40% of their shares, cumulative voting applies for all shareholders. American Premier adopted cumulative voting in 1995.

   IF YOU AGREE WITH THIS PROPOSAL, PLEASE MARK YOUR PROXY FOR. Unmarked proxies are automatically voted against.

Position of the Board of Directors

   The Board of Directors recommends that stockholders vote AGAINST this proposal, which is identified as Item 3 on the enclosed proxy card, for the following reasons:

   Under the Company's Restated Certificate of Incorporation and By-Laws, each stockholder may cast one vote per share owned in favor of, or may withhold his or her votes from, each director-nominee at the annual meeting. A director is elected by receiving the votes of a plurality of the shares represented at the meeting. Under the cumulative voting proposal advocated by Mr. Armstrong, each stockholder would be entitled to a number of votes equal to the number of shares owned by the stockholder multiplied by the number of director-nominees. These votes could be divided among the nominees for director or they could all be cast for a single nominee.

   Mr. Armstrong also presented a cumulative voting proposal at the 1999 annual meeting of the Company, and at the 1997 and 1998 annual meetings of Norwest Corporation. His current cumulative voting proposal is similar to the proposals he submitted in 1997 and 1999. His 1998 proposal, however, provided that cumulative voting rights would be triggered only when a single stockholder, or group of affiliated stockholders, holds at least 30% of the outstanding common stock. Under his proposal this year, cumulative voting would be required for all elections of directors.

   In 1997 and 1998, stockholders holding approximately 68% and 67%, respectively, of the outstanding common stock that voted on the cumulative voting proposal voted against it. In 1999, stockholders holding approximately 65% of the outstanding common stock that voted on the cumulative voting proposal also voted against it.

   Cumulative voting operates to permit a small faction of the stockholders to elect a director or directors to the board to represent the faction's point of view. Cumulative voting will facilitate the election of "special interest" directors to the Company's Board of Directors. The Board of Directors believes that a board composed of factions focused on the special interests of one or more groups will function less effectively than a board whose members are elected by and consider themselves representatives of all stockholders.

   The perspective of every director should be the interest of all stockholders. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

                            ADDITIONAL INFORMATION

Advance Notice Procedures

   Under the Company's By-Laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. Such notice must contain certain information specified in the By-Laws and be delivered to the President and Chief Executive Officer of the Company at 420 Montgomery Street, San Francisco, CA 94104, not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Stockholder Proposals for the 2001 Annual Meeting

   Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of stockholders in 2001 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's President and Chief Executive Officer at 420 Montgomery Street, San Francisco, CA 94104, no later than November 21, 2000.

                                                       -------------------------
                                                       COMPANY #
                                                       CONTROL #
                                                       -------------------------
WELLS FARGO & COMPANY
420 Montgomery Street, San Francisco, California 94104
--------------------------------------------------------------------------------

   This proxy is solicited by the Board of Directors of Wells Fargo & Company
        (the "Company") for use at the Annual Meeting of Stockholders on
          Tuesday, April 25, 2000 at 9:30 a.m., Pacific daylight time, at 420 Montgomery Street, San Francisco, California 94104.

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of the Company's common stock held of record by the undersigned at the close of business on March 7, 2000, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card.

     VOTE BY TELEPHONE OR INTERNET--SEE THE REVERSE SIDE OF THIS PROXY CARD
--------------------------------------------------------------------------------

          The Board of Directors recommends a vote "FOR" Items 1 and 2.

Item 1. Election of directors:
                                                                                                           [_]  Vote FOR all
     01  Leslie S. Biller      06  Paul Hazen            11  Cynthia H. Milligan   16  Susan G. Swenson         nominees
     02  J.A. Blanchard III    07  Robert L. Joss        12  Benjamin F. Montoya   17  Chang-Lin Tien
     03  Michael R. Bowlin     08  Reatha Clark King     13  Philip J. Quigley     18  Michael W. Wright   [_]  Vote WITHHELD
     04  David A. Christensen  09  Richard M. Kovacevich 14  Donald B. Rice                                     from all nominees
     05  Susan E. Engel        10  Richard D. McCormick  15  Judith M. Runstad


     (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided to the right.)

                                          --------------------------------------



                                          --------------------------------------

                                          [_]  For   [_]  Against   [_]  Abstain


                      Please fold here -- Do not separate
--------------------------------------------------------------------------------

Item 2. Ratify appointment of KPMG LLP as independent auditors for the year
        2000.
                                          [_]  For   [_]  Against   [_]  Abstain


           The Board of Directors recommends a vote "AGAINST" Item 3.


Item 3. Stockholder proposal relating to cumulative voting.

                                          [_]  For   [_]  Against   [_]  Abstain

Item 4. In the proxies' discretion, to vote on any matter properly before the annual meeting, or any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AGAINST ITEM 3, AND IN THE MANNER SET FORTH IN ITEM 4 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

         PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

Address change?      Mark Box [_]
Indicate changes below:

                               Dated _______________________, 2000

                               Please sign exactly as name appears on proxy card
                               -------------------------------------------------



                               -------------------------------------------------
                               Signature(s) in Box

                               If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORINIA 94104

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 25, 2000
                       9:30 A.M., Pacific daylight time


                                     (LOGO)













                      Please fold here -- Do not separate
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                          VOTE BY TELEPHONE OR INTERNET

     You may vote by telephone or Internet at your convenience 7 days/week,
                                  24 hours/day.

Your telephone or Internet vote authorizes Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned the proxy card.


         The deadline for telephone or Internet voting is noon (CDT) on
                                 April 24, 2000.

TO VOTE BY TELEPHONE:  1. CALL TOLL FREE ON A TOUCH TONE TELEPHONE:
--------------------      1-800-240-6326.
                       2. When prompted, enter the 3-digit
                          Company Number and 7-digit Control
                          Number which are located in the box on
                          the upper right hand corner on the
                          reverse side of the instruction card
                          and proxy.
                       3. Follow the simple instructions when prompted

TO VOTE BY INTERNET:   1. GO TO THE WEB SITE ADDRESS: http://www.eproxy.com/wfc/
-------------------    2. When prompted, enter the 3-digit
                          Company Number and 7-digit Control
                          Number which are located in the box on
                          the upper right hand corner on the
                          reverse side of the instruction card
                          and proxy.
                       3. Follow the simple instructions when prompted.


                  IF YOU HAVE VOTED BY TELEPHONE OR INTERNET,
                   PLEASE DO NOT MAIL BACK YOUR PROXY CARD.

                                                       -------------------------
                                                       COMPANY #
                                                       CONTROL #
                                                       -------------------------
WELLS FARGO & COMPANY
420 Montgomery Street, San Francisco, California 94104
--------------------------------------------------------------------------------

    This instruction card and proxy is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the Annual Meeting
     of Stockholders on Tuesday, April 25, 2000 at 9:30 a.m., Pacific
       daylight time, from persons who participate in either (1) the
        Wells Fargo 401(k) Plan (the "401(k) Plan"), or (2) The
         Wells Fargo Stock Direct Purchase Plan (the "SDP Plan"), or (3) both the 401(k) Plan and the SDP Plan.

By signing this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Norwest Bank Minnesota, N.A., as Trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to the your 401(k) Plan account as of March 7, 2000, at the Annual Meeting or any adjournments or postponements thereof as specified on the instruction and proxy card, and (b) if the undersigned participates in the SDP Plan, the undersigned revokes any prior proxies and appoints Patricia R. Callahan, Ely L. Licht and Stanley S. Stroup, and each of them, as proxies, with full power of substitution to vote all shares of the Company's common stock held for your SDP Plan account as of March 7, 2000 at the Annual Meeting or any adjournments or postponements thereof as specified on the instruction and proxy card.

This instruction and proxy card must be returned to Norwest Bank Minnesota, National Association, by April 20, 2000, if your shares are to be voted. For the 401(k) Plan participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

      VOTE BY TELEPHONE OR INTERNET -- SEE REVERSE SIDE OF THIS INSTRUCTION
                                 AND PROXY CARD.
--------------------------------------------------------------------------------

          The Board of Directors recommends a vote "FOR" Items 1 and 2.

Item 1. Election of directors:
                                                                                                            [_]  Vote FOR all
     01  Leslie S. Biller      06  Paul Hazen             11  Cynthia H. Milligan  16  Susan G. Swenson          nominees
     02  J.A. Blanchard III    07  William A. Hodder      12  Benjamin F. Montoya  17  Chang-Lin Tien
     03  Michael R. Bowlin     08  Reatha Clark King      13  Philip J. Quigley    18  Michael W. Wright    [_]  Vote WITHHELD from
     04  David A. Christensen  09  Richard M. Kovacevich  14  Donald B. Rice                                     all nominees
     05  Susan E. Engel        10  Richard D. McCormick   15  Judith M. Runstad


     (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) in the box provided to the right.)

                                          --------------------------------------



                                          --------------------------------------

                                          [_]  For   [_]  Against   [_]  Abstain


                     Please fold here -- Do not separate
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Item 2. Ratify appointment of KPMG LLP as independent auditors for the year
        2000.
                                          [_]  For   [_]  Against   [_]  Abstain


           The Board of Directors recommends a vote "AGAINST" Item 3.


Item 3. Stockholder proposal relating to cumulative voting.

                                          [_]  For   [_]  Against   [_]  Abstain

Item 4. In the proxies's discretion, vote on any matter properly before the annual meeting, or any adjournment or postponement thereof.

IF THIS INSTRUCTION AND PROXY CARD IS PROPERLY EXECUTED, YOUR SHARES WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, YOUR SHARES WILL BE VOTED FOR ITEMS 1 AND 2, AGAINST ITEM 3, AND IN THE MANNER SET FORTH IN ITEM 4 ABOVE.

This instruction and proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

             PLEASE SIGN, DATE, AND RETURN THE INSTRUCTION AND PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change?  Mark Box [_]
Indicate changes below:

                               Dated _______________________, 2000

                               Please sign exactly as name appears on proxy card
                               -------------------------------------------------



                               -------------------------------------------------
                               Signature(s) in Box

                               If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORINIA 94104

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 25, 2000
                       9:30 A.M., Pacific daylight time


                                     (LOGO)











                      Please fold here -- Do not separate
--------------------------------------------------------------------------------

                          VOTE BY TELEPHONE OR INTERNET

     You may vote by telephone or Internet at your convenience 7 days/week,
                                  24 hours/day.

Your telephone or Internet vote authorizes, as applicable, the 401(k) Plan Trustee, and/or Patricia R. Callahan, Ely L. Licht, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote your shares in the same manner as if you had marked, signed and returned your instruction and proxy card.

         The deadline for telephone or Internet voting is noon (CDT) on
                                 April 20, 2000.

To vote by Telephone: 1. CALL TOLL FREE ON A TOUCH TONE TELEPHONE:
--------------------     1-800-240-6326.
                      2. When prompted, enter the 3-digit
                         Company Number and 7-digit Control
                         Number which are located in the box on
                         the upper right hand corner on the
                         reverse side of the instruction card
                         and proxy.
                      3. Follow the simple instructions when prompted

To vote by Internet: 1. Go to the Web site address: http://www.eproxy.com/wfc/ -------------------- 2. When prompted, enter the 3-digit
                         Company Number and 7-digit Control
                         Number which are located in the box on
                         the upper right hand corner on the
                         reverse side of the instruction card
                         and proxy.
                      3. Follow the simple instructions when prompted.


                   IF YOU HAVE VOTED BY TELEPHONE OR INTERNET,
           PLEASE DO NOT MAIL BACK YOUR INSTRUCTION AND PROXY CARD.